UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 16, 2008

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY 40202

(Address of principal executive offices) (Zip Code)

502-580-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(e) Compensatory Arrangements for Certain Officers

On May 16, 2008, Humana Inc. (the “Company”) entered into an amended and restated employment agreement (“Employment Agreement”) with Michael B. McCallister (“Mr. McCallister”), pursuant to which Mr. McCallister will continue to serve as President and Chief Executive Officer of the Company. The Employment Agreement supersedes the employment agreement entered into between the Company and Mr. McCallister on September 13, 2000. The Employment Agreement has an initial term ending on December 31, 2010, which will be automatically renewed for successive periods of one year unless terminated by either party upon sixty days written notice. Pursuant to the Employment Agreement, Mr. McCallister will be paid an annual base salary of not less than $1,025,000 and will be eligible to participate in all benefit plans and programs made available by the Company to its employees, including participation in bonus and incentive compensation plans and programs on terms determined by the Organization & Compensation Committee.

Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement.

If Mr. McCallister’s employment is terminated (i) by the Company without Good Cause, (ii) by Mr. McCallister for Good Reason, (iii) by the Company at the end of the initial or any renewal term by reason of non-renewal, or (iv) due to Mr. McCallister’s death or disability, the Company would pay to Mr. McCallister, at the same time bonuses are paid to other participants, a prorated bonus calculated on the basis of target performance in the case of termination by reason of death or disability and on the basis of actual performance in the case of all other terminations, plus, no later than thirty days after the termination date, a payment equal to his then current annual base salary plus bonus, calculated at one hundred percent of his base salary. Mr. McCallister would also be entitled to continued coverage for himself and his dependents under the Company’s medical, accident and life insurance benefit plans for twelve months following termination upon the same terms and costs for similarly situated employees of the Company. In addition, any unvested restricted shares held by Mr. McCallister would become vested (with performance-based awards vesting at the target percentage in the case of termination by death or disability, and based on actual performance in the event of other terminations) and any unvested stock options held by Mr. McCallister would become fully vested (with performance-based stock options vesting at the target percentage) and would remain exercisable until the earlier of two years following the termination date or the expiration of the original term.

In the event that Mr. McCallister’s employment is terminated by the Company without Good Cause or by Mr. McCallister for Good Reason under certain circumstances in anticipation of a Change in Control or within twenty-four months following a Change in Control, the Company would pay or provide to Mr. McCallister: (i) no later than thirty calendar days after the termination date, his base salary earned but not yet paid at the greater of the rate in effect at the Change in Control or the termination date (“Higher Base Salary”), (ii) at the same time bonuses are paid to other participants, a prorated annual bonus for the fiscal year in which termination occurs based on actual performance, (iii) a lump-sum payment equal to two and one-half times the amount equal to the sum of (a) the Higher Base Salary plus (b) the target annual bonus for the fiscal year in which termination occurs and (iv) continuation, at the Company’s expense, of all life, medical, dental, accidental death and dismemberment and disability insurance for Mr. McCallister and his dependents for two years following the termination date. In addition, to the extent that any restricted shares or stock options held by Mr. McCallister are unvested, such awards would become fully vested (with performance-based shares and awards vesting based on actual performance and with performance vested stock options vesting at the target percentage) and vested stock options would remain exercisable until the earlier of two years following the termination date or the expiration of the original term.

If Mr. McCallister’s employment is terminated (i) by the Company for Good Cause, (ii) by Mr. McCallister’s termination of the initial or any renewal term by reason of non-renewal, or (iii) by Mr. McCallister without Good Reason, the Company would pay to Mr. McCallister only his then current base salary accrued but unpaid through the termination date. In the event of a termination described in this paragraph, any restricted shares, unvested stock options or other equity-based award outstanding on the termination date would be forfeited.

Following Mr. McCallister’s termination for any reason, he would be eligible for continuation of medical and dental insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA). For the first twelve months of COBRA continuation coverage, the cost to Mr. McCallister would be an amount equal to the normal employee contribution rate and, thereafter, the cost to Mr. McCallister would be the cost of COBRA continuation coverage. During the COBRA continuation period, Mr. McCallister may elect any of the health coverages available to Company employees. Following the COBRA continuation period, Mr. McCallister may elect coverage for himself, his spouse and his dependents under any of the insured products offered the Company until the later of Mr. McCallister or his spouse, as applicable, turning 65 or becoming eligible for Medicare coverage.

Mr. McCallister is also entitled to a gross-up payment in the event he is subject to an excise tax pursuant to Section 4999 of the Code on “parachute payments” to which he is entitled to receive in connection with a Change in Control. The effect shall be to maintain Mr. McCallister in the same financial position that he would have been in had no tax under Section 4999 of the Code been imposed. Notwithstanding the above, in the event that a reduction to the payments to be made to Mr. McCallister of 10% or less, but not more than $200,000, would cause none of the payments to be “excess parachute payments,” Mr. McCallister would not be entitled to a gross-up payment and the payments would be reduced to the extent necessary so that none of the payments shall be “excess parachute payments.”

In addition, Mr. McCallister is subject to non-competition and non-solicitation covenants during his term of employment and for twelve months following his termination, as well as to a customary confidentiality covenant. Mr. McCallister is also entitled to be reimbursed for legal fees incurred in connection with the negotiation of the Employment Agreement in an amount not to exceed $25,000.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Employment Agreement as of May 16, 2008, by and between Humana Inc. and Michael B. McCallister.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Kathleen Pellegrino
Kathleen Pellegrino Vice President and Acting General Counsel

Dated: May 21, 2008

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement as of May 16, 2008, by and between Humana Inc. and Michael B. McCallister.